Exhibit 99.1

Natera Appoints Dr. Monica Bertagnolli to its Board of Directors

Former president and current board member of ASCO brings deep oncology expertise and leadership

SAN CARLOS, Calif., Nov. 19, 2020 -- Natera, Inc. (NASDAQ: NTRA), a pioneer and global leader in cell-free DNA testing, today announced that it has appointed Dr. Monica Bertagnolli to its board of directors.

“We are delighted to welcome Dr. Bertagnolli to our board at this exciting time in Natera’s growth,” said Steve Chapman, Natera’s Chief Executive Officer. “Her distinguished career as a leading oncology researcher and her extensive clinical experience will be instrumental in helping us execute on our vision of making bespoke MRD testing the standard of care worldwide.”

Dr. Bertagnolli is currently Professor of Surgery at Harvard Medical School and Associate Surgeon in the Division of Surgical Oncology at Brigham and Women’s Hospital and Dana-Farber Cancer Institute. Her additional roles include Chair of the Board of Directors of the Association for Clinical Oncology (ASCO) and Group Chair of the Alliance for Clinical Trials in Oncology.

“Natera has emerged as an innovative and dynamic leader in ctDNA technology,” said Dr. Bertagnolli. “I’m looking forward to contributing to the company’s success as it introduces the SignateraTM technology into clinical research and clinical practice. I believe this technology has the potential to change how oncologists practice medicine and significantly improve patient outcomes.”

In addition to several major committee and board advisory appointments, Dr. Bertagnolli serves as Chief Executive Officer of Alliance Foundation Trials, LLC, a not-for-profit organization that conducts international cancer clinical trials, and is Vice President of the Coalition of Cancer Cooperative Groups. She received her undergraduate degree in engineering from Princeton University and her medical degree from the University of Utah College of Medicine.

About Natera

Natera is a global leader in cell-free DNA testing. The mission of the company is to change the management of disease worldwide with a focus on women’s health, oncology, and organ health. Natera operates an ISO 13485-certified and CAP-accredited laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA) in San Carlos, Calif. It offers proprietary genetic testing services to inform obstetricians, transplant physicians, oncologists, and cancer researchers, including biopharmaceutical companies, and genetic laboratories through its cloud-based software platform. For more information, visit natera.com. Follow Natera on LinkedIn.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are forward-looking statements and are not a representation that Natera's plans, estimates, or expectations will be achieved. These forward-looking statements represent Natera's expectations as of the date of this press release, and Natera disclaims any obligation to update the forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including with respect to our efforts to develop and commercialize new product offerings, our ability to successfully increase demand for and grow revenues for our product offerings, whether the results of clinical or other studies will support the use of our product offerings, our expectations of the reliability, accuracy and performance of our screening tests, or of the benefits of our screening tests and product offerings to patients, providers and payers. Additional risks and uncertainties are discussed in greater detail in "Risk Factors" in Natera's recent filings on Forms 10-K and 10-Q and in other filings Natera makes with the SEC from time to time. These documents are available at www.natera.com/investors and www.sec.gov.

Contacts

Investor Relations: Mike Brophy, CFO, Natera, Inc., 510-826-2350

Media: Paul Greenland, VP of Corporate Marketing, Natera, Inc., pr@natera.com